EXECUTION COPY




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                                 FIRST AMENDMENT

                          Dated as of December 19, 2001

                                       TO

                    THE AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 27, 2001

                                      Among
                       ALLBRITTON COMMUNICATIONS COMPANY,
                                as the Borrower,
                    the financial institutions party thereto,
                                  as the Banks,
                              FLEET NATIONAL BANK,
                                  as the Agent,
                                       and
                         DEUTSCHE BANC ALEX. BROWN INC.,
                           as the Documentation Agent







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

                                 FIRST AMENDMENT


    This FIRST AMENDMENT to the Amended and Restated Credit Agreement referred to below is entered into as of December 19, 2001 (this "Amendment") by and among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), the Banks parties hereto, FLEET NATIONAL BANK, as Agent (the "Agent"), and DEUTSCHE BANC ALEX. BROWN INC., as Documentation Agent (the "Documentation Agent").

                                    Recitals

        The Borrower, the Banks, the Agent and the Document Agent are parties to a Credit Agreement dated as of March 27, 2001 (the "Credit Agreement") and desire to amend the Credit Agreement in various respects. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

        NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 2, the parties hereto hereby agree as follows:

     Section 1.   Amendments to the Credit Agreement.

              (a) Section 8.1 of the Credit Agreement is hereby amended to delete therefrom the phrase "to be less than 1.75:1.0 from the period ending March 31, 2001 to December 31, 2003 and 1.9:1.0 thereafter" and to substitute for such phrase the new phrase

              "to be less than (i) 1.5:1.0 for any period ending after the Closing Date and prior to October 1, 2002, (ii) 1.75 to 1.0 for any period ending after September 30, 2002 and prior to December 31, 2003, and (iii) 1.9:1.0 for any period ending thereafter".

              (b) Section 8.2 of the Credit Agreement is hereby amended to delete the first two rows (other than the header row of the table therein) from such section and to substitute therefor the following rows:

               ------------------------------------------------ ------------
               Closing Date to 12/31/01                         7.00
               ------------------------------------------------ ------------
               ------------------------------------------------ ------------
               1/1/02 to 9/30/02                                6.75
               ------------------------------------------------ ------------


     Section 2. Effectiveness; Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon execution hereof by the Borrower, the Banks, the Agent and the Documentation Agent and payment to the Agent for the ratable benefit of the Banks an amendment fee equal to 0.125% of the aggregate Commitments.

     Section 3. Representations and Warranties; No Default. The Borrower hereby confirms to the Agent, the Banks and the Documentation Agent, that, after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Section 5 (other than

Section 5.4.2) of the Credit Agreement (as amended hereby) as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), as if set forth herein in full. The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

     Section 4. Miscellaneous. The Borrower agrees to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin Procter LLP. This Amendment shall be a Loan Document and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.


                           [Signature Page(s) Follow]

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


        IN WITNESS WHEREOF, the Borrower, the Banks, the Agent and the Documentation Agent have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.


                                            ALLBRITTON COMMUNICATIONS COMPANY


                                            By:   /s/ Stephen P. Gibson
                                                --------------------------------
                                                Name:   Stephen P. Gibson
                                                Title:  Senior Vice President


                                            FLEET NATIONAL BANK, individually
                                            and as Agent


                                            By:   /s/ Manuel Burgueno
                                                --------------------------------
                                                Name:   Manuel Burgueno
                                                Title:  Director


                                            BANKERS TRUST COMPANY


                                            By:   /s/ Gregory Shefrin
                                                --------------------------------
                                                Name:   Gregory Shefrin
                                                Title:  Director


                                            DEUTSCHE BANC ALEX.BROWN INC.,
                                            as Documentation Agent


                                            By:   /s/ Daniel B. Graves
                                                --------------------------------
                                                Name:   Daniel B. Graves
                                                Title:  Managing Director




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